Investor Conference Call Quarter Ended March 31, 2012 April 27, 2012 Exhibit 99.2

SEC Disclosure Information
» Forward-Looking Statements - Some of our comments today may include forward-
looking statements about our expectations for the future. These statements include assumptions, expectations, predictions, intentions or beliefs about future events.
Although we believe that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct, and we do not plan to update any forward-looking statements if our expectations change.  More information about the risks and uncertainties relating to TPC Group and the forward-
looking statements may be found in our SEC filings.
» Non-GAAP Financial Measures - Some of our comments today will reference
EBITDA, which is a non-GAAP financial measure.  We calculate EBITDA as earnings before interest, taxes, depreciation and amortization.  In certain periods we have reported EBITDA adjusted to remove or add back items that management believed distorted comparability between periods (Adjusted EBITDA).  There were no such adjustments to EBITDA for any of the periods presented.  Provided herein is a reconciliation, for each period presented, of EBITDA to Net Income (Loss), which is the most directly comparable GAAP measure reported in our financial statements.

$45.2
$(11.0)
$34.4
$71.0
$35.5
Qtr ended
3/31/2012
Qtr ended
12/31/2011
Qtr ended
9/30/2011
Qtr ended
6/30/2011
Qtr ended
3/31/2011
$18.0
$(18.4)
$9.4
$34.3
$11.4
Qtr ended
3/31/2012
Qtr ended
12/31/2011
Qtr ended
9/30/2011
Qtr ended
6/30/2011
Qtr ended
3/31/2011

Net Income (Loss) EBITDA*
Dollars in millions
except EPS
(unaudited)
* See  slide 8 for a reconciliation of EBITDA to Net Income (Loss) for all periods presented.
Net Income (Loss) is the GAAP measure most directly comparable to EBITDA.
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
(in millions except per share)
3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
Revenue 606.1 $    574.8 $    835.3 $    792.9 $    555.6 $
Gross Profit (1) 89.1 31.9 87.0 115.6 79.6
Income (Loss) from Operations 34.8 (21.3) 24.0 60.2 25.0
Interest Expense and Other, Net (7.8) (8.0) (8.2) (8.2) (7.9)
Income Tax (Expense) Benefit (9.0) 10.9 (6.4) (17.7) (5.7)
Net Income (Loss) 18.0 (18.4) 9.4 34.3 11.4
EPS (Diluted) 1.14 $      (1.18) $     0.58 $      2.12 $      0.70 $
(1) Defined herein as Revenue less Cost of Sales.  Gross profit for the quarter ended 9/30/2011 does not include a $9.8 million lower of cost or market adjustment.

* See  slide 8 for a reconciliation of EBITDA to Net Income (Loss) for all periods presented.
Net Income (Loss) is the GAAP measure most directly comparable to EBITDA.
C4 Processing Segment
C4 Processing Segment
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
Revenue (mm $) 500.9 $          478.9 $          713.5 $          659.1 $          434.3 $
Gross Profit (mm $) (1) 69.4 11.3 68.4 92.8 58.0
EBITDA (mm $) * 43.9 (13.0) 33.5 66.9 30.6
Volume (mm lbs) 504.4 560.2 669.1 691.2 581.2
Gross Profit ($/lb) 0.14 $            0.02 $            0.10 $            0.13 $            0.10 $
EBITDA ($/lb) 0.09 $            (0.02) $           0.05 $            0.10 $            0.05 $
Performance Products Segment
Performance Products Segment
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
Revenue (mm $) 105.2 $          95.9 $            121.8 $          133.8 $          121.3 $
Gross Profit (mm $) (1) 19.7 20.6 18.6 22.8 21.6
EBITDA (mm $) * 9.5 11.4 8.1 12.0 11.6
Volume (mm lbs) 129.3 117.7 149.1 168.6 169.5
Gross Profit ($/lb) 0.15 $            0.18 $            0.12 $            0.14 $            0.13 $
EBITDA ($/lb) 0.07 $            0.10 $            0.05 $            0.07 $            0.07 $
Total
Total
Qtr Ending Qtr Ending Qtr Ending Qtr Ending Qtr Ending
3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
Revenue (mm $) 606.1 $          574.8 $          835.3 $          792.9 $          555.6 $
Gross Profit (mm $) (1) 89.1 31.9 87.0 115.6 79.6
EBITDA (mm $) * 53.4 (1.6) 41.5 78.9 42.2
Volume (mm lbs) 633.8 677.9 818.1 859.8 750.7
Gross Profit ($/lb) 0.14 $            0.05 $            0.11 $            0.13 $            0.11 $
EBITDA ($/lb) 0.08 $            (0.00) $           0.05 $            0.09 $            0.06 $
Selected Operating Results (unaudited)
(1) Defined herein as Revenue less Cost of Sales.  Gross profit for the quarter ended 9/30/2011 does not include a $9.8 million lower of cost or market adjustment, of which $9.7 million relates to our C4 Processing Segment and $0.1 million relates to our Performance Products segment.

Supplemental Data 5

Qtr Ended Qtr Ended Qtr Ended Qtr Ended Qtr Ended
3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
End of Qtr BD Contract Price ($/lb) (1)
1.46           0.98          1.71          1.53          1.04
Unleaded Gasoline Qtr Avg - USGC ($/gal) (2)
3.02           2.62          2.89          3.07          2.61
US Ethylene Industry Capacity Utilization (%) (3)
89.4           91.5          91.9 89.1 92.5
US BD Production (mm lbs) (3)
683 739 812 795 833
(1) Source:  CMAI
(2) Source:  Platts
(3) Source:  Hodson
Selected Market Data
(unaudited)

Selected Financial Data
(unaudited)
* See  slide 8 for a reconciliation of EBITDA to Net Income (Loss) for all periods presented.
Net Income (Loss) is the GAAP measure most directly comparable to EBITDA.
3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
Sales Volumes (mm lbs) (1) 633.8 677.9 818.1 859.8 750.7
Revenue (mm $) 606.1 574.8 835.3 792.9 555.6
Gross Profit (2) 89.1 31.9 87.0 115.6 79.6
EBITDA (mm $) *
C4 Processing 43.9 (13.0) 33.5 66.9 30.6
Performance Products 9.5 11.4 8.1 12.0 11.6
Corporate (8.2) (9.4) (7.1) (7.9) (6.7)
EBITDA ($ / lb) 0.07 (0.02) 0.04 0.08 0.05
Operating Segment EBITDA ($ / lb) (3) 0.08 (0.00) 0.05 0.09 0.06
% Change in Butadiene contract price 49% (42%) 12% 47% 21%
Impact on Gross Profit (mm $) 17 (36) 6 23 8
Quarter Ended
(1) Does not include tolling volume.
(2) Defined herein as Revenue less Cost of Sales.  Gross profit for the quarter ended 9/30/2011 does not include a $9.8 million lower of cost or market adjustment.
(3) EBITDA for the C4 Processing and Performance Products operating segments - i.e. total EBITDA less Corporate.

Reconciliation of EBITDA to Net Income
(unaudited, in millions)
3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
Net income (loss) 18.0 $        (18.4) $      9.4 $          34.3 $        11.4 $
Income tax expense (benefit) 9.0             (10.9)         6.4             17.7           5.7
Interest expense, net 8.0 8.2 8.6 8.6 8.4
Depreciation and amortization 10.2 10.1 10.0 10.4 10.0
EBITDA (*) 45.2 $        (11.0) $      34.4 $        71.0 $        35.5 $
Quarter Ended
(*) EBITDA is presented and discussed herein because management believes it enhances understanding by investors and lenders of the Company’s financial performance. EBITDA is not a measure computed in accordance with GAAP.  Accordingly it does not represent cash flow from operations, nor is it intended to be presented herein as a substitute for operating income or net income as indicators of the Company’s operating performance. EBITDA is the primary performance measurement used by senior management and our Board of Directors to evaluate operating results of, and to allocate capital resources between, our  business segments. We calculate EBITDA as earnings before interest, taxes, depreciation and amortization.  In certain periods we have reported EBITDA adjusted to remove or add back items that management believed distorted comparability between periods (Adjusted EBITDA).  There were no such adjustments to EBITDA for any of the periods presented above. Our calculation of EBITDA may be different from calculations used by other companies; therefore, it may not be comparable to other companies.